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Exhibit 5.1

November 15, 2002

        21860-0029

REMEC, Inc.
3790 Via De La Valle, Suite 311
Del Mar, California 92014

        Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about November 15, 2002, for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's $0.01 par value Common Stock (the "Shares"), issuable pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of October 29, 2002, by and among the Company, REEF Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Spectrian Corporation, a Delaware corporation. This opinion supersedes the opinion filed with the Securities and Exchange Commission on June 20, 2002. Capitalized terms used herein without definition shall have the meaning given to them in the Merger Agreement.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents, instruments and certificates:

  (a)
  The Restated Articles of Incorporation of the Company and the Certificate of Determination, Preferences and Rights of Series RP Preferred Stock certified by the Secretary of State of the State of California as of November 8, 2002, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (b)
  The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of the Secretary of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Shares, the Merger Agreement and the Registration Statement, and (ii) certifying as to certain factual matters;

  (d)
  A Certificate of Status relating to the Company issued by the Secretary of State of the State of California as of November 8, 2002;

  (e)
  A letter from the Franchise Tax Board of the State of California stating that the Company is in good standing with that agency, dated November 7, 2002;

  (f)
  The Registration Statement;

REMEC, Inc.
November 15, 2002

  (g)
  The Merger Agreement; and

  (h)
  A letter from Mellon Investor Services LLC, the Company's transfer agent, dated as of November 14, 2002, confirming the number of shares of the Company's Common Stock that were outstanding on November 13, 2002.

        This opinion is limited to the federal securities laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the Company's shareholders approve the Merger, (iii) the Shares are issued in accordance with the Merger Agreement, (iv) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (v) all applicable securities laws are complied with, it is our opinion that when issued by the Company in the manner provided in the Merger Agreement and the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                    Very truly yours,

                    /s/ Heller Ehrman White & McAuliffe LLP

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  Exhibit 5.1